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                                                                      Exhibit 23

                        PRICEWATERHOUSECOOPERS LLP [LOGO]

                             PricewaterhouseCoopers LLP
                             400 Campus Drive
                             P.O. Box 988
                             Florham Park, NJ  07932
                             Telephone (973) 236 4000
                             Facsimile (973) 236 5000

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 and S-3 (No. 33-95562329) and in the Registration Statements on Forms S-8 (Nos.33-95602114 and 33-96583181) of Curtiss-Wright Corporation of our report dated March 12, 2003, except for Note 21, as to which the date is March 19, 2003, relating to the financial statements, which appears in the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 12, 2003, except for Note 21, as to which the date is March 19, 2003, relating to the financial statement schedules, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey
March 28, 2003